                                                                    EXHIBIT 4.45

                                PROMISSORY NOTE


AMOUNT: $200,000.00                                        DATE: OCT. 4, 2000


Twenty six days after date of receipt, for value received, the undersigned (jointly and severally if more than one) promise(s) to pay to the order of:

                              AccuRec LLC.
                              Tax I.D.

The sum of Two Hundred Thousand dollars plus an interest equal to (8% annually)
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payable at any place the holder may so designate. Interest to be paid at loan pay off time.

The undersigned and any endorser or guarantors herefore, jointly and severally, hereby agree that upon default in payment of performance of this note, or the death, or any act of insolvency or bankruptcy on the part of any of them, however expressed or indicated, then this note shall, at the option of the holder, become immediately due and payable without presentment, demand, protest or further attorney and/or agent of the holder, and the undesigned, and any endorser or guarantors, jointly and severally, agree to pay all collection costs, expenses, agents' fees, and reasonable attorney's fees.

The undersigned further states if he should default on said loan, the lender shall be authorized to place a lien on the following collateral:

               1. All properties of Color Image, Inc


Borrowers Signature:                            Address:


/s/ Sueling Wang                                4350 Peachtree Ind. Blvd. #100
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Sueling Wang, President Color Image, Inc.       Norcross, GA 30071

/s/ Ann Shieh
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Witness

/s/ Morris E. Van Asperea
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Witness